          As filed with the Securities and Exchange Commission on April 24, 2000
                                                     Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             -----------------------

                               REMEDY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                               77-0265675
      (State or Other Jurisdiction of                (I.R.S. Employer
       Incorporation or Organization)             Identification Number)

                                1505 SALADO DRIVE
                         MOUNTAIN VIEW, CALIFORNIA 94043
               (Address of principal executive offices) (Zip Code)

                             -----------------------

                      1995 STOCK OPTION/STOCK ISSUANCE PLAN
                  1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                             -----------------------

                                   RON J. FIOR
                             CHIEF FINANCIAL OFFICER
                   1505 SALADO DRIVE, MOUNTAIN VIEW, CA 94043
                    (Name and address of agent for service)
                                 (650) 903-5200
          (Telephone number, including area code, of agent for service)

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                        PROPOSED MAXIMUM   PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                     AMOUNT TO       OFFERING PRICE        AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED               BE REGISTERED (1)    PER SHARE (2)   OFFERING PRICE (2)   REGISTRATION FEE
           ---------------------------               -----------------  ----------------  ------------------   ----------------
1995 Stock Option/Stock Issuance Plan:

    Options to purchase Common Stock                  3,692,325               N/A                  N/A               N/A
    Common Stock, $0.00005 par value                  3,692,325 Shares      $36.1875        $133,616,011          $35,274.63


1995 Non-Employee Directors Stock Option Plan

    Options to purchase Common Stock                   75,000                 N/A                  N/A               N/A
    Common Stock, $0.00005 par value                   75,000 Shares        $36.1875         $ 2,714,063.00       $   716.51

Employee Stock Purchase Plan

    Common Stock, $0.00005 par value                  1,359,269 Shares      $36.1875         $49,188,546.93          N/A

International Employee Stock Purchase Plan

    Common Stock, $0.00005 par value                  1,359,269 Shares      $36.1875               N/A(3)            N/A
===============================================================================================================================

    (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Remedy Corporation 1995 Stock Option/Stock Issuance Plan, the 1995 Non-Employee Directors Stock Option Plan, the Employee Stock Purchase Plan and the International Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Remedy Corporation.

    (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Remedy Corporation as reported on the Nasdaq National Market on April 21, 2000.

    (3) Combined share pool.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

        Remedy Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

        (b) The Registrant's Registration Statement No. 0-25494 on Form 8-A filed with the SEC on January 31, 1995, and amended on March 14, 1995, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Article VII of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit of the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.

        Exemption from Registration Claimed

        Not Applicable.

Item 7. Exhibits

Exhibit Number      Exhibit
--------------      -------
     4              Instruments Defining Rights of Stockholders.  Reference is made to
                    Registrant's Registration Statement No. 0-25494 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(b) of this Registration
                    Statement
     5              Opinion and consent of Gunderson Dettmer Stough Villeneuve
                    Franklin & Hachigian, LLP.
    23.1            Consent of Ernst & Young LLP, Independent Auditors.
    23.2            Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is
                    contained in Exhibit 5.
    24              Power of Attorney.  Reference is made to page II-3 of this Registration
                    Statement.


Item 8. Undertakings

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Stock Option/Stock Issuance Plan, the 1995 Non-Employee Directors Stock Option Plan, the Employee Stock Purchase Plan and/or the International Employee Stock Purchase Plan.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 21st day of April, 2000.

                                     REMEDY CORPORATION



                                     By: /s/ LAWRENCE L. GARLICK
                                        ----------------------------------------
                                        Lawrence L. Garlick
                                        Chairman of the Board
                                        and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of Remedy Corporation, a Delaware corporation, do hereby constitute and appoint Lawrence
L. Garlick and Ron J. Fior, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                            Title                                Date
---------                            -----                                ----
/s/ LAWRENCE L. GARLICK              Chairman of the Board                April 21, 2000
---------------------------          and Chief Executive Officer
Lawrence L. Garlick                  (Principal Executive Officer)


/s/ RON J. FIOR                      Chief Financial Officer              April 21, 2000
---------------------------          and Vice President of Finance
Ron J. Fior                          and Operations

Signature                            Title                                Date
---------                            -----                                ----

/s/ SHERI ANDERSON                   Director                             April 21, 2000
---------------------------
Sheri Anderson


/s/ Harvey C. Jones, Jr.             Director                             April 21, 2000
---------------------------
Harvey C. Jones, Jr.


/s/ David A. Mahler                  Director                             April 21, 2000
---------------------------
David A. Mahler


/s/ John F. Shoch                    Director                             April 21, 2000
---------------------------
John F. Shoch


                                     Director
---------------------------
James R. Swartz

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.




                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                               REMEDY CORPORATION

                                  EXHIBIT INDEX


Exhibit
Number         Exhibit
-------        -------
    4          Instruments Defining Rights of Stockholders.  Reference is
               made to Registrant's Registration Statement No. 0-25494 on
               Form 8-A, which is incorporated herein by reference
               pursuant to Item 3(b) of this Registration Statement.

    5          Opinion and consent of Gunderson Dettmer Stough Villeneuve
               Franklin & Hachigian, LLP.

   23.1        Consent of Ernst & Young LLP, Independent Auditors.

   23.2        Consent of Gunderson Dettmer Stough Villeneuve Franklin &
               Hachigian, LLP is contained in Exhibit 5.

   24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.